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                                                                    Exhibit 10.6


                         FIRST AMENDMENT TO SUB-SUBLEASE


         This First Amendment of Sub-Sublease is made as of the _____ day of April, 1998 between Rational Software Corporation, a Delaware corporation and sucessor by merger to SQA, Inc., a Delaware corporation (the "Subtenant") and SilverStream Software, Inc., a Delaware corporation (the "Sub-Sublessee").

         WHEREAS, pursuant to the terms of that certain Lease dated as of December 5, 1994, (the "Master Lease"), by and between James S. Hekimian and William G. Finard as Trustees of Burlington Woods Office Trust No. I (collectively, "Owner"), as landlord, and Sybase, Inc., (the "Tenant"), Owner leased to Tenant certain office space (the "Master Premises") commonly known as Building No.1 of Burlington Woods Office Park with an address of One Burlington Woods Drive, Burlington, Massachusetts; and

         WHEREAS, Tenant and Subtenant entered into that certain Sublease dated as of February 28, 1996 by and between Tenant, as sublandlord and Subtenant as subtenant (the "Sublease") of a portion of the Master Premises consisting of forty-three thousand one hundred twenty-one (43,121) rentable square feet (the "Sublease Premises"); and

         WHEREAS, Owner consented to the Sublease pursuant to that certain Consent to Sublease dated as of March 12, 1996 (the "Consent"); and

         WHEREAS, Tenant and Subtenant entered into a certain First Amendment to Sublease dated as of January 9, 1997 (the "First Sublease Amendment") which increased the size of the Sublease Premises to eighty thousand eight hundred twenty-five (80,825) rentable square feet; and

         WHEREAS, Owner consented to the First Sublease Amendment by executing and delivering a consent dated January 15, 1997; and

         WHEREAS, Tenant and Subtenant entered into a certain Second Amendment to Sublease dated as of May __, 1997 (the "Second Sublease Amendment") which increased the size of the Sublease Premises to eighty-three thousand twenty-five rentable square feet (the "Expanded Sublease Premises"); and

         WHEREAS, Subtenant and the Sub-Sublessee entered into a certain Sub-Sublease dated as of February 14, 1997 by and between Subtenant as sub-sublessor and Sub-Sublessee as sub-sublessee (the "Sub-Sublease"), for a portion of the Sublease Premises consisting of eighteen thousand two hundred twenty-five (18,225) rentable


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square feet on the second (2nd) floor of the building (the "Sub-Sublease
Premises"); and

         WHEREAS, Owner and Tenant consented to the Sub-Sublease pursuant to that certain Consent to Sub-Sublease dated as of March 4, 1997 (the "Sub-Sublease Consent"); and

         WHEREAS, Subtenant desires to sub-sublet the remainder of the second floor, consisting of approximately nineteen thousand four hundred seventy-nine (19,479) rentable square feet (the "Expansion Premises") to Sub-Sublessee; and extend the term of the Sub-Sublease to July 30, 2000; and

         WHEREAS, Subtenant and Sub-Sublessee acknowledge and agree that Owner and Tenant's approval are required to this First Amendment to Sub-Sublease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Subtenant and Sub-Sublessee hereby agree as follows:

         1. CAPITALIZED TERMS. All capitalized terms not otherwise modified or defined herein shall have the same meanings as are ascribed to them in the Sub-Sublease. For purposes of this First Amendment to Sub-Sublease, the Sub-Sublease, as amended by this First Amendment to Sub-Sublease, shall be hereinafter referred to as (the "Amended Sub-Sublease").

         2. EFFECTIVENESS OF THIS FIRST AMENDMENT TO SUB-SUBLEASE. This First Amendment to Sub-Sublease is subject to the consent of Owner and Tenant (together, the "Required Consents"), and shall not become legally binding and effective until the receipt by Subtenant and Sub-Sublessee of the Required Consents. In the event the Required Consents are not obtained, neither party shall have any rights or obligations hereunder.

         3. DELIVERY OF EXPANSION PREMISES. Subject to obtaining the Required Consents, the Subtenant shall deliver possession of the Expansion Premises to Sub-Sublessee on a date (the "Expansion Premises Effective Date"), which shall be not earlier than May 1, 1998 nor later than August 31, 1998. Subtenant shall notify Sub-Sublessee of the Expansion Premises Effective Date not less than sixty (60) days prior to the Expansion Premises Effective Date, provided that if Subtenant fails to give such written notice, the Expansion Premises Effective Date shall be August 31, 1998. Beginning on the Expansion Premises Effective Date, the Expansion Premises shall be included in the Sub-Sublease Premises for all purposes of the Amended Sub-Sublease and, except as otherwise expressly set forth herein, all provisions of the Sub-Sublease shall be applicable to the Expansion Premises.




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         4.       DEFINITION OF THE PREMISES. On and after the Expansion
Premises Effective Date, for all purposes of the Amended Sub-Sublease, the Sub-Sublease Premises shall consist of thirty-seven thousand seven hundred four (37,704) rentable square feet comprising the entire rentable area of the second
(2nd) floor of the building and the number of additional unreserved parking spaces available for Sub-Sublessee's use shall be increased by sixty-four (64).

         5. TERM. If this First Amendment becomes effective, the Sub-Sublessee shall be deemed to have exercised its option to extend the Term of the Sub-Sublease until July 30, 2000, upon the terms set forth in Section 12 of the Sub-Sublease and, in such event, the Lease Term shall terminate on July 30, 2000, or such sooner date upon which the Lease Term may expire or terminate under the Sub-Sublease or pursuant to law and, in addition, Subtenant waives its option to terminate Sub-Sublessee's extension rights under Section 12 of the Sub-Sublease.

         6. CONDITION UPON DELIVERY OF POSSESSION. Sub-Sublessee has inspected the Expansion Premises and acknowledges that the Expansion Premises shall be delivered to Sub-Sublessee in their existing "as is" condition, reasonable wear and tear excepted, but otherwise broom clean and free of all occupants. Subtenant shall have no obligation to perform any work in the Expansion Premises to prepare the same for Sub-Sublessee's occupancy. Sub-Sublessee acknowledges that Subtenant has made no representations or warranties concerning the Expansion Premises or their nature, condition or usability, or their fitness for Sub-Sublessee's purposes.

         7.       ANNUAL BASE RENT.

                  (a) Commencing on the Expansion Premises Effective Date and continuing through the Lease Term, the Annual Base Rent payable with respect to the Sub-Sublease Premises shall be eight hundred twenty-nine thousand four hundred eighty-eight and 00/100 dollars ($829,488.00) per annum (($69,124.00) per month).

         8. SUB-SUBLESSEE'S SHARE. On the Expansion Premises Effective Date, the definition of "Sublessee's Share" as set forth in Paragraph 5 of the Sub-Sublease shall be increased from 22.6% to 45.41%:

         9. SECURITY DEPOSIT. Immediately upon delivery to the Sub-Sublessee of a copy of the Required Consents, the Sub-Sublessee shall increase the Security Deposit to $138,248.00 for the remainder of the Lease Term.

         10. PLAN SHOWING TENANT'S SPACE. Effective as of the Expansion Premises Effective Date, Exhibit B to the Sub-Sublease shall be replaced with the plan showing the expanded Sub-Sublease Premises, which plan is attached hereto as Exhibit A.


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         11.      NOTICES. Paragraph 15 of the Sub-Sublease shall be amended by deleting the notice address of Sublessor and inserting the following therefor:

         If to Sublessor:  Glen D. Weisman
                           Director of Operations
                           Rational Software Corporation
                           18880 Homestead Road
                           Cupertino, CA 95014

         With a copy to:   Michael H. Glazer, P.C.
                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA 02109-2881

         12. BROKERAGE. Each party hereto represents and warrants to the other party that it has not dealt with any real estate broker or agent in connection with this First Amendment to Sub-Sublease, except for McCall & Almy, Inc ("McCall"). Any fee due McCall shall be the responsibility of the Subtenant. Each party hereto shall indemnify the other party and hold the other party harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amended Sub-Sublease or its negotiation by reason of any acts of the other party.

         13. AUTHORITY. Subtenant and Sub-Sublessee each warrant to the other that the person or persons executing this First Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this First Amendment.

         14. RATIFICATION. As modified by this First Amendment, the Sub-Sublease is in full force and effect and Subtenant and Sub-Sublessee ratify and confirm the same.

         15. INTERPRETATION AND PARTIAL INVALIDITY. If any term of this First Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this First Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this First Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the sections are for convenience only and not to be considered in construing this First Amendment. This First Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

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         IN WITNESS WHEREOF, the parties have executed this First Amendment as a sealed instrument, in two or more counterparts, as of the day and year first above written.


                                        Subtenant:

                                        RATIONAL SOFTWARE CORPORATION


                                        By: /s/ Glen Weisman
                                            ----------------------------------
                                            Name: Glen Weisman
                                            Title: Director of Operations
                                            Hereunto duly authorized



                                        Sub-Sublessee:

                                        SILVERSTREAM SOFTWARE, INC.


                                        By: /s/ Craig Dynes
                                            ----------------------------------
                                            Name: Craig Dynes
                                            Title: CFO
                                            Hereunto duly authorized